UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  March 20, 2015

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On March 20, 2015, GlaxoSmithKline (GSK) and Theravance, Inc. announced the launch of Revlar® Ellipta® in Italy following the recent approval by the Italian regulatory authorities in December 2014.  Relvar® is a fixed dose combination of the inhaled corticosteroid (ICS), fluticasone furoate “FF”, and the long-acting beta2-agonist (LABA), vilanterol “VI” (FF/VI). The components will be administered using the Ellipta®, a dry powder inhaler (DPI).  In Italy, the product is indicated for:

•    Asthma: For the regular treatment of asthma in adults and adolescents aged 12 years and older where use of a combination medicinal product (long-acting beta2-agonist and inhaled corticosteroid) is appropriate.

•    COPD: For the symptomatic treatment of adults with Chronic Obstructive Pulmonary Disease (COPD) with a FEV1<70% predicted normal (post-bronchodilator) with an exacerbation history despite regular bronchodilator therapy.

Relvar® Ellipta® has been developed under the LABA collaboration agreement between Glaxo Group Limited and Theravance, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: March 20, 2015	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer

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